EXHIBIT 23.2 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS - Perella &
             Associates, CPA

September 5, 2001

To the Board of Directors and Stockholders of
National Beauty Corp.(Formerly Beautymerchant.Com, Inc.)
48 S.W. Commercial Blvd.
Fort Lauderdale, Florida  33319

Gentlemen:

We hereby consent to the use of our audit report of Beautymerchant.com, Inc.
dated March 15, 2001 for the year ended December 31, 2000 in the Form S-8 of
National Beauty Corp. (formerly Beautymerchant.Com, Inc.) dated September 4,
2001.

Perrella & Associates, P.A.

/s/ Perrella & Associates, P.A.